EXHIBIT 23.6

                          INDEPENDENT AUDITORS' CONSENT




     We consent to the use in this Amendment No. 4 to Registration Statement No. 333-01619 of Omnicom Group Inc. on Form S-4 of our report dated March 9, 1995 (relating to the consolidated financial statements of Ross Roy Communications, Inc. as of December 31, 1994 and for the two years in the period ended December 31, 1994 not presented separately herein) and to the reference to us under the heading "Experts" appearing in this Registration Statement.



Deloitte & Touche LLP.
Detroit, Michigan


May 6, 1996